    STATE OF DELAWARE                                                Exhibit 3.1
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 04:30 PM 06/01/1994
   944099339 - 2398062

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           U.S.I. HOLDINGS CORPORATION

          U.S.I. HOLDINGS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GCL"), hereby certifies as follows:

          FIRST: The name of the corporation is U.S.I. HOLDINGS CORPORATION (the "Corporation").

          SECOND: The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State was April 27, 1994.

          THIRD: This Amended and Restated Certificate of Incorporation amends and restates the Certificate of Incorporation of the Corporation by (i) changing the authorized number of shares of capital stock of the Corporation, (ii) providing a par value in respect of the Preferred Stock, (iii) changing the liquidation preference in respect of the Preferred Stock, and (iv) incorporating certain other changes.

          FOURTH: The rest of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

                                    ARTICLE I

                                      NAME

          The name of the Corporation is U.S.I. HOLDINGS CORPORATION.

                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT

          The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street in the City of

Wilmington, Delaware 19801, County of New Castle. The name and address of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

                          CORPORATE PURPOSES AND POWERS

          The purpose of the Corporation is to engage in any capacity, whether by itself or by or through any other person, organization, association, partnership, corporation or other entity in which the Corporation may have an interest, in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and the Corporation shall be authorized to exercise and enjoy all powers, rights and privileges conferred upon corporations by the laws of the State of Delaware as in force from time to time including, without limitation, all powers necessary or appropriate to carry out all those acts and activities in which it may lawfully engage.

                                   ARTICLE IV

                                  CAPITAL STOCK

A.   Authorized Shares.
     -----------------

          The total number of shares of capital stock which the Corporation shall have authority to issue, from time to time, is 50,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 40,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

B.   Common Stock.
     ------------

          (a) Voting. Each share of Common Stock shall be entitled to one vote.
              ------
So long as any Common Stock is outstandinq, and except as otherwise expressly provided elsewhere herein, each share of Common Stock shall entitle the holder thereof to vote on all matters to be voted upon at any meeting of the stockholders of the Corporation.

          (b) Dividends. Subject to any restrictions imposed by any series of
              ---------
outstanding Preferred Stock, the Corporation shall pay, when, as and if declared by the Board of Directors, so long as permitted under the General Corporation Law of the State of Delaware and out of funds legally available therefor, dividends on its Common Stock; provided, that at any time when Preferred Stock of the Corporation is
--------
outstanding, cash dividends may be declared and paid on the Common Stock only by a resolution approved by all members of the Board of Directors then in office.

C.   Preferred Stock.
     ---------------

          (a) Issuable in Series. The Preferred Stock may be issued from time to
              ------------------
time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors also is authorized to determine or alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series. The rights, preferences, privileges and restrictions of the series of Preferred Stock designated as the "Series A Preferred Stock" are as set forth in Article IV.C(b) below.

          (b) Series A Preferred Stock.
              ------------------------

          1. Designation; Number of Shares. There is hereby created from the
             -----------------------------
authorized and unissued shares of Preferred Stock a series of Preferred Stock designated as the Corporation's "Series A Preferred Stock". The number of shares of Series A Preferred Stock shall be 5,000,000.

          2. Voting. (a) Except as otherwise expressly provided herein or as
             ------
required by law, the holder of each share of the Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with the By-laws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

          (b) So long as shares of Series A Preferred Stock are outstanding, and except as otherwise provided by the General Corporation Law of the State of Delaware, the Corporation shall not without first obtaining the approval of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock create any new class or series of stock or any other securities convertible into equity securities of the Corporation having a preference over the Series A Preferred Stock with respect to dividends, redemption or liquidation. No vote of the holders of Series A Preferred Stock shall he required to create any security which is on a parity with the Series A Preferred Stock and which has liquidation, merger and dividend preferences or conversion rights commensurate with its purchase price.

          (c) So long as shares of Series A Preferred Stock are outstanding, and except as otherwise provided by the General Corporation Law of the State of Delaware, the Corporation shall not without first obtaining the approval of the holders of at least a majority of the then outstanding shares of the Series A Preferred Stock: alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the holders of the altered or changed series.

          (d) So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not nor shall it permit any of its subsidiaries to, without the approval of the holders of the majority of the Series A Preferred Stock, voting as a separate class, purchase, redeem or otherwise acquire (or pay into or set aside for a sinking fund for such purpose} any of the Common Stock of the Corporation, provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers or directors of or consultants to the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, including termination of employment or services, and rights of first refusal upon certain proposed transfers of securities by such individuals.

          3. Dividends. (a) No dividends shall accumulate on the Series A
             ---------
Preferred Stock. In the event the Corporation shall declare a cash dividend on any series of Preferred Stock, then, in each such case, the dividend shall be distributed ratably among the holders of Series A Preferred Stock and any other series of Preferred Stock then entitled to share in such dividend in proportion to the aggregate liquidation preference of the shares of Series A Preferred Stock and any such other series of Preferred Stock held by each holder of Preferred Stock.

          (b) In the event the Corporation shall declare a cash dividend on the Common Stock, then, in each such case, the holders of Series A Preferred Stock shall be entitled to a proportionate share of any such dividend as though the holders of the Series A Preferred Stock were the holders of the number of shares of Common Stock of the Corporation into which the shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders entitled to receive such dividend.

          (c) Cash dividends shall be paid only when, as and if declared by unanimous vote of the Board of Directors.

          4.   Liquidation Preference.
               ----------------------

          (a) Upon the dissolution, complete liquidation or winding up of the Corporation, the holders of shares of Series A Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, pro rata, before any payment or distribution shall be made on the Common Stock or any other class of capital stock ranking junior to the Series A Preferred Stock upon liquidation which may be authorized and issued from time to time, an amount per share of Series A Preferred Stock equal to the greater of (1) $3.00 per share of Series A Preferred Stock (the "Original Series A Issue Price") plus an amount equal to 10% per annum on the Original Series A Issue Price calculated from the date of original issuance of the Series A Preferred Stock and minus the amount of any cash dividends paid in respect of the Series A Preferred Stock (the "Series A Liquidation Preference"); provided that if the amounts distributable to stockholders are not sufficient to
--------
make full payment of the aforesaid preferential amounts to the holders of the Series A Preferred Stock in accordance herewith, then, subject to the rights of series of Preferred Stock which may from time to time come into existence, the entire amount distributable to stockholders shall be distributed among the holders of the Series A Preferred Stock and any other series of Preferred Stock entitled to participate therein in proportion to the liquidation preference of the shares held by each such holder and (2) the sum of (x) the excess of the Series A Liquidation Preference per share over the Original Series A Issue Price per share plus (y) the amount (the "Shared Allocation") that the holders of a share of Series A Preferred Stock would receive upon such distribution if all shares of Series A Preferred Stock and any other series of Preferred Stock entitled to similar rights in connection with such distribution were converted into Common Stock immediately after the distribution of the amount referred to in clause (x) and any similar distribution required by another series of Preferred Stock and immediately prior to any further distribution to stockholders.

          (b) Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, within the meaning of this Article IV.C.

          (c) In the event the assets of the Corporation available for distribution to the holders of shares of Series A Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay the Series A Liquidation Preference in full, no such distribution shall be made on account of any shares of any other class or series of capital stock of the Corporation ranking on a parity with or junior to the shares of Series A Preferred Stock upon such dissolution, liquidation or winding up unless, in the case of any capital stock ranking on a parity with the Series A Preferred Stock, distributive amounts shall be paid on account of the shares of Series A Preferred Stock, ratably, in proportion to the full distributable amounts to which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

          5. Conversion Upon Initial Public Offering. (a) The Corporation shall
             ---------------------------------------
have the right, exercisable at its option, on or before the date of the first anniversary of the date on which the Corporation consummates a sale of its Common Stock in an underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which was not less than $3.00 per share (adjusted to reflect subsequent stock dividends, stock splits and reclassifications) and aggregate proceeds of not less than $10,000,000 (a "Public Offering"), to convert in whole the Series A Preferred Stock then outstanding into shares of Common Stock (a "Forced Conversion"). Upon the date of any Forced Conversion each share of Series A Preferred Stock shall be converted into the number of shares of Common Stock into which such share could then be converted pursuant to Section 7 of this Article IV.C(b).

          (b) The Corporation shall give written notice of a Forced Conversion (the "Forced Conversion Notice") at least 5, but not more than 20, days prior to the date fixed for conversion to each holder of shares of Series A Preferred Stock to be converted, at such holder's address as it appears on the transfer books of the Corporation. If the Forced Conversion Notice is given prior to consummation of a Public Offering, it may state that the forced conversion is conditioned upon consummation of the Public Offering. The Forced Conversion Notice shall state:

          (i) the Series A Liquidation Preference per share of Series A Preferred Stock;

          (ii) the Market Price of a share of Common Stock (or the estimated initial public offering price in the case of a Forced Conversion Notice given prior to consummation of a Public Offering) and the number of shares of Common Stock issuable upon the Forced Conversion of one share of Series A Preferred Stock;

          (iii) the date fixed for the Forced Conversion; and

          (iv) that the holder is to surrender to the Corporation, at the place or places where certificates for shares of Series A Preferred Stock are to be surrendered for conversion, in the manner designated, his certificate or certificates representing the shares of Series A Preferred Stock to be converted.

          6. Reacquired Shares. Any shares of Series A Preferred Stock
             -----------------
converted, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled upon acquisition thereof and shall not be reissued by the Corporation.

          7. Conversion. The holders of the Series A Preferred Stock shall have
             ----------
conversion rights as follows (the "Conversion Right"):

          (a) Right to Convert. Each share of Series A Preferred Stock shall be
              ----------------
convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the Conversion Price at the time in effect for such share plus, in the case of a Forced Conversion or a conversion at the election of the Holder, a number of shares of Common Stock equal to the quotient of (i) the excess of the Series A Liquidation Preference over the Original Series A Issue Price, divided by (ii) the Market Price of a share of Common Stock, all determined as of the date of conversion in the case of conversion by a holder, or as of a date not more than 10 days prior to the date of mailing of a Forced Conversion Notice. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price subject to adjustment as set forth in subsections 7(c)(i) and 7(c)(ii).

          The "Market Price" of the Common Stock on any Stock Trading Day means the average for a period of 20 consecutive Stock Trading Days ending within ten days of the date of determination of the high and low sale prices, or if no sales are reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices), as reported in the composite transactions for the New York Stock Exchange, or if the Common Stock is not listed or admitted to trading on such exchange, as reported in the composite transactions for the principal national or regional United States securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on a United States national or regional securities exchange, as reported by NASDAQ or by the National Quotation Bureau Incorporated or, if the Common Stock is not listed or traded on any national securities exchange and prices for the Common Stock are not reported by NASDAQ or the National Quotation Bureau Incorporated, the value established by the Board of Directors of the Company as the fair market value of a share of Common Stock, which value shall not be higher than the value per share received upon issuance of Common Stock to an unaffiliated third party within three months prior to the date of determination, if any, provided that if the Market Price is determined for purposes of a Forced Conversion notice of which is given prior to or within 30 days after the closing of a Public Offering, the Market Price of a share of Common Stock shall be the price to the public in such Public Offering.

          "Stock Trading Day" means each day on which the securities exchange or quotation system which is used to determine the Market Price is open for trading or quotation.

          (b) Mechanics of Conversion. Before any holder of Series A Preferred
              -----------------------
Stock shall be entitled to convert the same into shares of Common Stock or receive the shares of Common Stock into which the Series A Preferred Stock has been automatically converted, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and, in the case of partial conversions, a certificate or certificates for the number of shares of Series A Preferred Stock which have not been converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

          (c) Conversion Price Adjustments of Series A Preferred Stock. The
              --------------------------------------------------------
Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

          (i) In the event the Corporation should at any time or from time to time after the date of original issuance of the Series A Preferred Stock ("Series A Original Issue Date") fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), than, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents. The aggregate maximum number of shares of Common Stock deliverable pursuant to Common Stock Equivalents shall be deemed to have been issued at the time such Common Stock Equivalents were issued. However, upon the expiration of such Common Stock Equivalents where none, or only a portion, of the aggregate maximum number of shares of Common Stock issuable thereunder were actually issued, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by the issuance of such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock actually issued.

          (ii) If the number of shares of Common Stock outstanding at any time after the Series A Original Issue Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

          (d) Other Distributions. In the event the Corporation shall declare a
              -------------------
distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 7(c), then, in each such case for the purpose of this subsection 7(d), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are convertible, at the election of the holder, as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

          (e) Recapitalization. If at any time or from time to time there shall
              ----------------
be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 7 or Section 8) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise to which a holder of Common Stock deliverable upon conversion, at the election of the holder, would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 7 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          (f) No Impairment. The Corporation will not, by amendment of this
              -------------
Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against Impairment.

          (g) No Fractional Shares and Certificate as to Adjustments.
              ------------------------------------------------------

          (i) No fractional shares shall be issued upon conversion of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

          (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series A Preferred Stock pursuant to this Section 7, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock which was adjusted a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock which was adjusted, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such holder's Series A Preferred Stock.

          (h) Notices of Record Date. In the event of any taking by the
              ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right the Corporation shall mail to each holder of Series A preferred Stock, at Least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (i) Reservation of Stock Issuable upon Conversion. The Corporation
              ---------------------------------------------
shall at all times preserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock such number of shares of Common Stock as shall from time to time be sufficient to affect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to affect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

          (j) Notices. Any notice required by the provisions of this Section 7
              -------
to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

          8. Merger, Consolidation. At any time, in the event of:
             ---------------------

          (i) any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) which will result, in the Corporation's shareholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least 50% of the voting power of the surviving or continuing entity, or

          (ii) a sale of all or substantially all of the assets of the Corporation, unless the Corporation's shareholders immediately prior to such sale will, as a result of such sale, hold (by virtue of securities issued as consideration for the Corporation's sale) at least 50% of the voting power of the purchasing entity, then

               (a) Holders of the Series A Preferred Stock shall receive for each share of such stock in cash or in securities received from the acquiring corporation, or in a combination thereof, at the closing of any such transaction, the greater of (1) the Series A Liquidation Preference; provided that if the amounts distributable to stockholders
                      --------
          are not sufficient to make full payment of the aforesaid preferential amounts to the holders of the Series A Preferred Stock is in accordance herewith, then, subject to the rights of series of Preferred Stock which may from time to time come into existence, the entire amount distributable to stockholders shall be distributed among the holders of the Series A Preferred Stock and any other series of Preferred Stock entitled to participate therein in proportion to the liquidation preference of the shares hold by each such holder and (2) the sum of (x) the excess of the Series A Liquidation Preference per share over the Original Series A Issue Price plus (y) the Shared Allocation.

               (b) The Corporation shall give each holder of record of Series A Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 8, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the voting power of the Series A Preferred Stock.

               (c) The provisions of this Section 8 are in addition to the provisions of Section 2 hereof.

D.   Other Provisions Relating to Capital Stock
     ------------------------------------------

          The rights of holders of shares of capital stock to take any action as provided in this Article IV may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as provided in the By-laws or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action.

                                    ARTICLE V

                               CORPORATE EXISTENCE

                 The Corporation is to have perpetual existence.

                                   ARTICLE VI

                               BOARD OF DIRECTORS

          (a) Number. The number of directors shall be not less than 3 and not
              ------
more than 12 as fixed by a majority of the whole Board of Directors from time to time. No reduction in the number of directors fixed by the Board of Directors below the number then in office shall be effective until the next election of directors or until the earlier resignation or removal of a director so that the number of directors then in office does not exceed the number so fixed.

          (b) Election. A11 directors shall be elected by the holders of the
              --------
Common Stock and Preferred Stock, voting as a single class, and shall hold office until the next annual meeting of Stockholders or until their successors are elected and qualified or until their earlier removal or resignation.

          (c) Removal. Any director may be removed from office, with or without
              -------
cause, by a majority of the votes entitled to be cast by the shares of Common Stock and Preferred Stock, voting as a single class.

          (d) Power and Authorization of the Board. In furtherance and not in
              ------------------------------------
limitation of the powers conferred by statute, the Board is expressly authorized:

          (i) To make, alter, amend or repeal the By-laws, except as otherwise expressly provided in any By-law made by the holders of the capital stock of the Corporation entitled to vote thereon. Any By-laws may be altered, amended or repealed by the holders of the capital stock of the Corporation entitled to vote thereon at any annual meeting or at any special meeting called for that purpose.

          (ii) To determine the use and disposition of any surplus and not profits of the Corporation, including the determination of the amount of working capital required, to set apart out of any of the funds of the Corporation, whether or not available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          (iii) To have the general management and control of all the property of the Corporation and exercise all the powers of the Corporation, except such as may be expressly by statute, by this Certificate of Incorporation or by the By-laws conferred upon or reserved to the stockholders. Without limiting the generality of the foregoing powers, the Board, without consent or other action of the stockholders of the Corporation, may authorize the Corporation to purchase, acquire, hold, lease, mortgage, pledge, sell or convey such property, real and personal, as they may, from time to time, determine, and in payment for any property or for money to issue or cause to be issued, in any manner permitted by law, stock of the Corporation, or bonds, debentures, notes or other obligations thereof, secured or unsecured.

                                   ARTICLE VII

                          INDEMNIFICATION OF DIRECTORS,
                               OFFICERS AND OTHERS

          (a) Limitation of Liability. A director of the Corporation shall not
              -----------------------
be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which provision, among other things, makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability, or (iv) for any transaction from which the director derived an improper personal benefit.

          If the Delaware General Corporation Law is amended after the date of this Restated Certificate of Incorporation approval by the stockholders of this paragraph (a) of Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          (b) Indemnification. (1) Each person who was or is made a party or is
              ---------------

threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, if the basis of any such action, suit or proceeding is action in such capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law as the same exists, or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorneys' fees, amounts paid or to be paid in settlement and excise taxes or penalties) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation
                                     --------  -------
shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to paragraph (b)(2) of this Article VII) only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this paragraph (b)(1) of Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the
                                                --------  -------
Delaware General Corporation Law requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer in advance of the final disposition of a proceeding, payment shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this paragraph (b)(1) of Article VII or otherwise. Such expenses incurred by other agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

          (2) If a claim which the Corporation is obligated to pay under paragraph (b)(1) of this Article VII is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (3) The provisions of this Section (b) of Article VII shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this Section (b) of Article VII should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

          (4) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section (b) of Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

          (c) The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          (d) Any repeal or modification of any provision of this Article VII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE VIII

                          RESERVATION OF RIGHT TO AMEND
                          CERTIFICATE OF INCORPORATION

          The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Certificate of Incorporation and all rights and powers conferred in this Certificate of Incorporation on stockholders, directors and officers are subject to this reserved power.

          FIFTH: The Corporation has not received any payment for any of its stock.

          SIXTH: This Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 241 and Section 245 of the GCL.

          We, the undersigned, being the President and Secretary, respectively, of the within named Corporation, pursuant to the GCL, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 3l day of May, 1994.


                                                       /s/ Bernard H. Mizel
                                                       -------------------------
                                                              President


ATTEST:


/s/ John Addeo
---------------------
    Secretary